SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - October 16, 2001

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant's telephone number, including area code - (412) 234-5000

ITEM 5.	OTHER EVENTS

By press release dated October 16, 2001, Mellon Financial Corporation (the "Corporation") announced third quarter 2001 results of operations.

In the same release, the Corporation also announced it declared a quarterly common stock dividend of 12 cents per share payable on November 15, 2001 to shareholders of record at the close of business on October 31, 2001. The Corporation previously announced on July 17, 2001 that it was realigning its dividend to be consistent with other growth companies in the financial services industry.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Mellon Financial Corporation Press Release dated October 16, 2001, announcing the matters referenced in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: October 16, 2001	By:	/s/ STEVEN G. ELLIOTT
Steven G. Elliott Senior Vice Chairman & Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated October 16, 2001	Filed herewith